UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 15th Floor, New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 24, 2013, Anastasia Nyrkovskaya was appointed to the position of Chief Financial Officer of Vringo, Inc. (the “Company”), effective May 6, 2013.

Pursuant to an offer letter, dated April 24, 2013 (the “Offer Letter”), entered into between the Company and Ms. Nyrkovskaya, Ms. Nyrkovskaya will be entitled to receive an annual base salary of $300,000 and will be awarded on May 6, 2013 options to purchase an aggregate of 300,000 shares of the Company’s common stock, which will vest on a quarterly basis over a three-year period, beginning on May 6, 2013, subject to approval by the Company's Compensation Committee and Board of Directors and subject to the terms and conditions of the Company’s 2012 Employee, Director and Consultant Equity Incentive Plan. Ms. Nyrkovskaya will also be paid a one-time sign-on bonus of $25,000. Ms. Nyrkovskaya will be eligible to be considered for a bonus on an annual basis or such other period to be determined by the Company’s Compensation Committee. In addition, Ms. Nyrkovskaya will be eligible to participate in all benefit programs that are generally available to the Company’s employees, including medical, dental and vision insurance.

The Offer Letter provides that Ms. Nyrkovskaya’s employment with the Company is at will. Ms. Nyrkovskaya’s employment relationship with the Company may be terminated at any time, with or without cause and without any prior notice, by either Ms. Nyrkovskaya or the Company.

In connection with her employment with the Company, Ms. Nyrkovskaya agreed to not solicit employees, consultants, investors or business partners of the Company during her employment and for a period of twelve (12) months thereafter. In addition, Ms. Nyrkovskaya entered into an indemnification agreement, in the Company’s standard form for directors and officers.

The foregoing description of the Offer Letter is not complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter with Ms. Nyrkovskaya, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There is no family relationship between Ms. Nyrkovskaya and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. In addition, there are no transactions between the Company and Ms. Nyrkovskaya, or any member of either Ms. Nyrkovskaya’s immediate family, of the type set forth in Item 404(a) of Regulation S-K.

Ms. Nyrkovskaya, age 36, has over fifteen years of accounting experience. Prior to joining the Company, from 2011, Ms. Nyrkovskaya served as Vice President and Assistant Global Controller at NBCUniversal Media, LLC. From 2008 to 2011, while also at NBCUniversal Media, LLC, Ms. Nyrkovskaya served as Vice President, Corporate Finance and Business Development, where she structured merger and acquisition transactions and partnerships. From 2006 to 2008, Ms. Nyrkovskaya served as Director in Corporate Finance and Business Development at NBCUniversal Media, LLC. From 1998 to 2006, Ms. Nyrkovskaya served in the Audit and Assurance practice at KPMG LLP. Ms. Nyrkovskaya is a Certified Public Accountant and received an advanced degree in economics and business administration from Moscow State University of Publishing and Printing Arts.

As of May 6, 2013, Ms. Nyrkovskaya will replace Ellen Cohl, who will remain as the Company’s Principal Accounting Officer through the filing of the Company’s quarterly report on Form 10-Q for the first quarter of 2013 on or about May 15, 2013.

Item 8.01	Other Events.

In connection with the appointment of Ms. Nyrkovskaya as the Company’s Chief Financial Officer, the Company issued a press release on April 24, 2013. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter, dated April 24, 2013, by and between Vringo, Inc. and Anastasia Nyrkovskaya.
99.1	Press release dated April 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Dated: April 25, 2013	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer